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                                                                    EXHIBIT 10.7




                            FIFTH AMENDMENT TO LEASE

     THIS AGREEMENT made this 26th day of July, 1996, by and between KGE Associates LP, a Limited Partnership, hereinafter referred to as "Landlord" and Telemate Software, a Corporation, hereinafter referred to as "Tenant".

                                  WITNESSETH:

     WHEREAS, the parties hereto made and entered into a lease agreement dated January 28, 1992 and amended June 11, 1993, June 22, 1994, March 30, 1995 and June 14, 1996, for premises located at 4250 Perimeter Park South, Suite 200, Atlanta, Georgia, being approximately 16,042 square feet of office space.

     WHEREAS, the parties wish to modify the Lease Agreement as hereinafter provided.

     NOW, THEREFORE, in consideration of the exchange of valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the said Lease shall be amended as follows:

A. TEMPORARY ADDITIONAL SPACE

   Tenant is now leasing Suite 138 in Building 4250 which is deemed to be 298 square feet on a month-to-month basis in accordance with the Rent Schedule below.

B. TERM

   The term for the additional temporary space shall begin July 1, 1996 and continue on a month-to-month basis until such time as either Landlord or Tenant gives the other party two weeks prior notice of its intent to end this temporary Lease.

C. BASE RENTAL

     The base rental for the space shall be modified according to the schedule below.

       Beginning July 1, 1996, tenant's per square foot rental rate for this space shall be the same as its current rate for Suite 200. Therefore, if Tenant is occupying Suite 138 when the rental rate increases for Suite 200, the rate for Suite 138 shall also increase by the same amount per square foot. As of July 1, 1996, the rate is ($11.21) per square foot.




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D.  LANDLORD IMPROVEMENTS

    N/A - Leased "as is".

    The monthly rental shall be paid under the same terms and conditions as specified in the Lease Agreement, except as provided herein, dated January 28, 1992 and amended June 11, 1993, June 22, 1994, March 30, 1995 and June 14, 1996.

    All other terms, provisions and covenants of the Lease Agreement dated January 28, 1992 and amended June 11, 1993, June 22, 1994, March 30, 1995 and June 14, 1996, shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties herein have hereto set their hands and seals, in triplicate, the day and year first above written.


            "LANDLORD"


            KGE Associates, LP

            By: /s/ Edna K. Speer
                -------------------------------------------------
                Vice President -- Finance of Anderson Properties,
                Inc. as Agent for KGE Associates, LP

            Date Executed by Landlord: 7/26/96


            "TENANT"


            Telemate Software

            By: /s/ Robert E. Kalaf Sr.
                -------------------------------------------------
                   Its:  Controller
                       ------------------------------------------
                   Attest: /s/ Kathy K. Cook
                          ---------------------------------------
                   Its:  Program Manager
                       ------------------------------------------

            Date Executed by Tenant: June 26, 1996

                                     [(CORPORATE SEAL)]




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